Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 09, 2026, with respect to the financial statements of DRC Medicine Ltd. (Formerly Known As DR.C MEDICAL MEDICINE CO., LTD.), as of and for the years ended July 31, 2024 and 2025 in this Registration Statement on Form S-4 and the related Prospectus of DRC Medicine Inc. filed with the Securities and Exchange Commission.

/s/ Enrome LLP

Singapore

May 8, 2026

Enrome LLP	143 Cecil Street #19-03/04	admin@enrome-group.com
	GB Building Singapore 069542	www.enrome-group.com